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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement                       |_|     Confidential, for Use of
|_|      Definitive Proxy Statement                                the Commission only (as
|X|      Definitive Additional Materials                           permitted by Rule 14a-6(e)(2))
|_|      Soliciting Material Pursuant to Rule 14a-12

                               KANA SOFTWARE, INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)


          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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         0-11.

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                  applies:

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                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
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         4)       Date Filed:

                  --------------------------------------------------------------



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On January 14, 2002, Kana Software, Inc. issued a press release announcing that its Board of Directors has withdrawn its recommendation to the Kana stockholders that they vote in favor of the proposal described in the definitive proxy statement filed with the Securities and Exchange Commission on December 28, 2001 and sent to Kana stockholders in connection with the special meeting of stockholders to approve the issuance by Kana of up to $45 million of 8% Series A convertible preferred stock in a private placement. Kana's board of directors now recommends that stockholders vote against the proposed financing. The following is the text of such press release:

    KANA Board of Directors Changes Its Recommendation On New Funding; Board
             Advises Stockholders to Vote Against Proposed Financing

MENLO PARK, Calif.--(BUSINESS WIRE)--Jan. 14, 2002--KANA Software, Inc. (NASDAQ:
KANA), the leading provider of external-facing eCRM solutions, today announced
----
that its Board of Directors has voted to change its recommendation with respect to its pending $38 million to $45 million preferred stock financing at $10 per common-equivalent share, which has been presented to KANA's stockholders for their approval at a meeting to be held on January 21, 2002, as described in KANA's proxy statement dated December 28, 2001.

The Board of Directors, in the exercise of its fiduciary duties, has determined that this transaction is no longer in the best interests of KANA and its stockholders. Accordingly, the Board of Directors now recommends that stockholders vote against the proposed financing.

The Board has reviewed KANA's current financial position and business conditions, and determined that they have significantly improved since this financing was announced. The Board considered KANA's preliminary results for the fourth quarter of 2001, which were consistent with the company's expectations. The Board also reviewed KANA's cash and liquidity position, and current sales pipeline. Furthermore, holders of a significant number of KANA shares have recently expressed concern to members of KANA's Board of Directors regarding the significant discount to current market prices represented by the price to be paid by the investors in the proposed financing and regarding the substantial senior preferences and rights to be provided by the terms of the preferred stock. The Board also considered the fact that KANA may be required to raise additional funds in the first half of this year to provide additional working capital and the fact that there can be no assurance that equity financing will be available on terms more favorable than the proposed financing, or at all. Taking into account all of these factors, KANA's Board believes that the substantial dilution and preferred stock preferences that would be created by the proposed financing would outweigh the benefits to be provided, and should not be required by a financing under current conditions.

The change of recommendation by the KANA Board does not constitute a termination of the stock purchase agreement between KANA and the investors, and the stockholder meeting to vote on the proposed transaction remains scheduled for January 21, 2002. If this transaction is approved by KANA's stockholders at the meeting, the investors will be entitled to purchase between $38 million and $45 million of new convertible preferred stock of KANA, at a per common-equivalent share price equal to the lesser of $10.00 or 66-2/3% of a ten day average trading price prior to closing. If KANA's stockholders do not approve the transaction, the investors will be entitled to receive two-year warrants to purchase a total of approximately 386,000 shares of KANA common stock for $10.00 per share. The terms of the proposed financing and the warrants are set forth in further detail in KANA's proxy statement dated December 28, 2001.

KANA will announce its fourth quarter and year-end 2001 results on January 22, 2002 and will host a conference call to discuss those results at 4:30 p.m. EST/1:30 p.m. PST on January 22,

2002. Investors are invited to listen to KANA's quarterly conference call on the investor relations section of our Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release that involves the expectations or beliefs of KANA or its Board of Directors regarding the future, are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected financial position, sales pipeline, profitability, growth and long-term success, its market position, and opportunities in its market. All forward-looking statements included in this release are based upon information available to KANA and its Board of Directors as of the date of the release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: risks associated with lack of market acceptance of KANA's products or services; inability to obtain alternative financing on acceptable terms; inability to manage cash and expenditures, and to expand sales; competition in our marketplace, including introduction of new products or services, or reductions in prices, by competitors; KANA's history of losses; and trends and uncertainties of slow and uncertain economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. In addition, the trading price of KANA's stock may decline as a result of KANA's financial performance, the termination of the proposed financing or a general decline in the equity markets. KANA may be required to raise additional funds during the first half of this year to provide additional working capital, and there can be no assurance that such financing will be available on more favorable terms than the proposed financing, or at all. These and other factors are risks associated with our business that may affect our operating results are discussed in KANA's filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.